EXHIBIT 99.2


                        Monsanto and Pharmacia & Upjohn
                                Growth Outlook
                                 ($ millions)

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
                                1999E     2000F       Annual Growth: 1999-2002
                                -------------------------------------------------------------------
Combined  o Sales               $11,300   $13,000     Mid-teens growth with higher growth in Rx
 Pharma
          o EBIT                    16%       18%     Upper-teen growth with 1.5% per year margin
                                                      improvement


                                1999E     2000F       Annual Growth: 1999-2002
                                -------------------------------------------------------------------
          o Sales               $5,200   $5,900       Growth of 10-12%
Ag
          o EBIT                   15%      15%       Growth consistent with sales


                                       2000F          Annual Growth: 1999-2002
                                -------------------------------------------------------------------
  Total   o EPS                      $1.55-1.62       Greater than 20% earnings growth
Company
          o Tax Rate                      32.5%       Expected to be 31% by 2002

          o Debt(1)                      $4,500       Expect to be below $2.5 billion in 2001



Footnote: (1) Excludes proceeds of anticipated Ag IPO
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